UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 3, 2016

NuZee, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-176684	38-3849791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2865 Scott Street, Suite 101
Vista, California 92081

 (Address of principal executive offices, including zip code)

  (858) 549-6893 or toll-free 855-936-8933

 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Copies to:
Karen A. Batcher, Esq.
Teeple Hall, LLP
9255 Towne Centre Drive, Suite 500
San Diego, CA  92121
Tel.  858.622.7878
Fax.  858.622.0411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 16, 2016, as previously disclosed on Form 8-K, NuZee, Inc. (the "Company") entered into a Share Exchange Agreement ("Agreement") with NuZee Japan ("NuZee JP") and its shareholders to acquire 70% of the issued and outstanding shares of NuZee JP.

On October 3, 2016 (the "Closing"), the Company closed the transactions contemplated by the Share Exchange Agreement.  As a result, the Company issued 1,148,734 shares of its Common Stock, par value $0.00001per share, to certain NuZee JP shareholders in exchange for 397,400, or approximately seventy percent (70%), of the issued and outstanding common stock of NuZee JP.  Upon the Closing NuZee JP became a majority owned subsidiary of the Company.

The remaining thirty percent (30%) of NuZee JP's issued and outstanding common stock was, and continues to be held by NuZee JP's current President and Chairman of its Board of Directors.

Prior to the Closing, NuZee JP's Board of Directors was comprised of three individuals; Sugimoto Takaaki, Ryugo Masaya and Katsuyoshi Eguchi.  At the Closing, both Sugimoto Takaaki and Ryugo Masaya resigned and our sole director and officer, Masa Higashida, was appointed to serve on the Board.  Takaaki's and Masaya's resignations were not a result of any disagreements with NuZee JP's management.  Pursuant to the Agreement, a third individual will be appointed to NuZee JP's Board by October 17, 2016.

The Company's President and Director is the sole owner of From East Holdings Co., Ltd. ("From East"), a shareholder of NuZee JP.   From East owned 14,700 shares of NuZee JP common stock prior to the Closing, or approximately 2.6% of NuZee JP's issued and outstanding shares.  At the Closing, From East exchanged all of its shares of NuZee JP for 42,492 shares of the Company's common stock.

Pursuant to the Agreement, at the Closing, 952,750 shares of the Company's common stock was issued to Eguchi Holdings Co., Ltd..  NuZee's sole officer and Director, Katsuyoshi Eguchi is the sole shareholder of Eguchi Holdings Co., Ltd.  As a result, Mr. Eguchi became the beneficial holder of 952,750 shares, or approximately 2.9% of the Company's common stock.

NuZee JP is in the business of, among other things, importation and sale of foods, including planning, developing, importing and selling health foods, cosmetics and cosmetic care products.  NuZee JP also acts as an agent for marketing and sales, and provides support and consignment services for third party businesses.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the transactions described in Item 2.01 above, on October 3, 2016, the Company issued 1,148,734 shares of its Common Stock, par value $0.00001per share, to certain NuZee JP shareholders in exchange for seventy percent (70%) of the issued and outstanding common stock of NuZee JP.

NuZee JP and all of NuZee JP's shareholders ware non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and those investors purchased in transactions outside of the United States.  In issuing shares to those investors we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Any financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

Any pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(c)  Exhibits

Exhibit 2.1     Share Exchange Agreement dated August 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUZEE, INC.

Date:     October 7, 2016

By:	/s/ Masateru Higashida
Masateru Higashida, President